UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

See disclosure under Item 2.06 below, which is incorporated herein by reference.

Item 2.06 Material Impairments.

On April 1, 2025, EnerSys’ board of directors approved a plan to close its facility in Monterrey, Mexico, which focused on manufacturing flooded motive power batteries. EnerSys expects to incur a pre-tax charge of approximately $20 million under this restructuring plan when completed, the majority of which is expected to be recorded in the first half of calendar year 2025, of which $7.6 million is expected to be a non-cash charge from fixed asset and inventory write-offs. Cash charges of approximately $12.4 million, include severance and employee retention costs, environmental related expenses and equipment decommissioning, along with contractual releases and legal expenses.

Management determined that future demand for traditional motive power flooded cells will decrease as customers transition to maintenance free product solutions in lithium and Thin Plate Pure Lead (TPPL). As a result of the closure, EnerSys expects to realize an estimated pre-tax benefit of $19 million annually, beginning in fiscal year 2027. Production of products being manufactured in Monterrey, Mexico will be moved to EnerSys’ existing facility in Richmond, Kentucky.

In connection with this restructuring plan, which is estimated to be substantially complete in calendar 2025, EnerSys plans to sell the land and buildings and possibly the plant and equipment to other parties. In addition, EnerSys estimates that there will be a reduction of approximately 269 employees upon completion.

A press release announcing the closure of facility in Monterrey, Mexico is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.06, and oral statements made regarding the subjects of Item 2.06, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, anticipated cost savings, charges and costs, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, tariffs, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this current report are made as of the date hereof, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024. No undue reliance should be placed on any forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated April 1, 2025, of EnerSys regarding closure of facility in Monterrey, Mexico
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: April 1, 2025	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer